Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement on Form S-8 of Neurobiological Technologies, Inc. of our report dated September 11, 2008, relating to the consolidated financial statements of Neurobiological Technologies, Inc. included in the Annual Report on Form 10-K for the year ended June 30, 2008 filed with the Securities and Exchange Commission.
/s/ Odenberg, Ullakko, Muranishi & Co. LLP
San Francisco, California
September 15, 2008